Exhibit 4.2
Execution Version
SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of July 1, 2022, among Crestwood Midstream Partners LP, a Delaware limited partnership and the successor to Oasis Midstream Partners LP (the “Company”), Crestwood Midstream Finance Corporation, a Delaware corporation and the successor to OMP Finance Corp. (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under the Indenture referred to below and Regions Bank, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 30, 2021 (as it may have been heretofore amended or supplemented, the “Indenture”), providing for the issuance of the Issuers’ 8.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 10.05 of the Indenture provides that the Note Guarantee of a Guarantor will be automatically released in connection with any sale or other disposition of Capital Stock of a Guarantor after which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of the Indenture and such Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;
WHEREAS, pursuant to the transactions contemplated by that certain Purchase and Sale Agreement by and between the Company and EnLink Midstream Operating, LP, dated May 19, 2022, the Capital Stock of Crestwood Gas Services Operating LLC, a Delaware limited liability company (“Crestwood Gas”), and its wholly owned subsidiaries, Crestwood Gas Services Operating GP LLC, a Delaware limited liability company (“Crestwood Gas GP”), Cowtown Gas Processing Partners L.P., a Texas limited partnership (“Cowtown Gas Processing”), and Cowtown Pipeline Partners L.P., a Texas limited partnership (“Cowtown Pipeline” and together with Crestwood Gas, Crestwood Gas GP and Cowtown Gas Processing, the “Barnett Entities”), were sold in a manner that did not violate Section 4.10 of the Indenture, and after which the Barnett Entities were no longer Restricted Subsidiaries of the Company;
WHEREAS, pursuant to Section 9.01(a)(8) of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture, without the consent of any Holder of any of the Notes, to evidence the release of any Guarantor from its Note Guarantee.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.RELEASE OF NOTE GUARANTEES. In sole reliance on the Officer’s Certificate and the Opinion of Counsel delivered to the Trustee on the date hereof, the Trustee acknowledges that each of the Barnett Entities is unconditionally released from its Note Guarantee, and accordingly, that each of the Barnett Entities is no longer a party to the Indenture.

3.RATIFICATION OF EACH INDENTURE; SUPPLEMENTAL INDENTURE PART OF EACH INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of any of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
7.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its general partner
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

GUARANTORS:
ARROW MIDSTREAM HOLDINGS, LLC
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD ENERGY SERVICES LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD OPERATIONS LLC
CRESTWOOD PIPELINE LLC
ROUGH RIDER OPERATING LLC
ROUGH RIDER MIDSTREAM SERVICES LLC
CRESTWOOD SENDERO GP LLC

By: Crestwood Midstream Partners LP, its Sole Member

By: Crestwood Midstream GP LLC, its General Partner

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

ARROW FIELD SERVICES, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE LOGISTICS LLC
FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICE INC.

By: Crestwood Services LLC, its Sole Shareholder

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By: Crestwood Services LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

CRESTWOOD SERVICES LLC

By: Crestwood Operations LLC, its Sole Member

By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC
BIGHORN DEVCO LLC
BOBCAT DEVCO LLC
PANTHER DEVCO LLC

By: Rough Rider Operating LLC, its Managing Member
By:    /s/ Michael K. Post
Name:    Michael K. Post
Title:    Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Supplemental Indenture

REGIONS BANKS, as Trustee
By:    /s/ Doug Milner
Name:    Doug Milner
Title:    Senior Vice President
Signature Page to Supplemental Indenture